Exhibit 3.2

BYLAWS OF

MERCHANTS BANCSHARES, INC.

A DELAWARE CORPORATION

Article I – General

Section 1.1.

Offices. The principal office and place of business of the Corporation shall be at 275 Kennedy Drive, in the City of South Burlington, County of Chittenden and State of Vermont, or some other such place as the Board may determine. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.2.

Seal. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words, “Corporate Seal” Delaware.

Section 1.3.

Fiscal Year. The fiscal year of the Corporation shall be the period from January 1 to December 31.

Article II - Stockholders

Section 2.1.

Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, except such meetings as the Board of Directors expressly determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places as the Board of Directors shall have determined and as shall be stated in such notice.

Section 2.2.

Annual Meeting. The annual meeting of the stockholders shall be held on the first Tuesday in May of each year, or such other time as the Board of Directors may determine.

In the event the annual meeting is omitted by oversight or otherwise on the date herein provided, then a substituted annual meeting may be held on any subsequent date prior to the close of the corporate fiscal year, and any business transacted or elections held at such meeting shall be as valid and effective as if transacted or held at the regular annual meeting. A written and signed application for such substituted annual meeting may be made by any stockholder, and notice shall be given therefor as hereinafter provided by these Bylaws.

At each annual meeting, the stockholders entitled to vote shall elect those directors whose terms expire at such annual meeting, in accordance with the Articles of Incorporation, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Articles of Incorporation, or these Bylaws.

Section 2. 3.

Adjourned Meeting. Any meeting of stockholders, either annual or special, and whether a quorum is present or not, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum, no other business shall be transacted.

When any such meeting is adjourned for more than thirty days, notice of such adjourned meetings shall be given as provided in these Bylaws, but except as aforesaid, it shall not be necessary to give any notice of an adjournment of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

Section 2.4.

Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called by the Board of Directors, President or by the Secretary of the Corporation.

The business transacted at such special meeting shall be confined to the purpose or purposes stated in the notice therefor.

Section 2.5.

Inspectors. One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding Director may present a resolution to appoint such inspectors at the meeting. At the meeting for which the inspector or inspectors are appointed, he, she or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding Director shall appoint an inspector in his or her place.

Section 2.6.

Stockholders’ Action by Unanimous Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes, the Certificate of Incorporation, or these Bylaws, the meeting and vote of stockholders may be dispensed with under the conditions specified in the Certificate of Incorporation.

Section 2.7.

Waiver of Notice. Any meeting at which all of the stockholders entitled to vote are present, either in person or by proxy, or at which those not present have waived notice in writing, either prior or subsequent to such meeting, shall be a legal meeting for the transaction of any business, notwithstanding that notice has not been given, provided a quorum be present in person or by proxy. Such waivers shall not be recognized unless filed with the Secretary, or someone acting in such capacity.

Article III – Directors

Section 3.1.

Number of Directors. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the property and business of the Corporation shall be managed by or under the direction of a board of not less than five or more than twenty directors divided into three classes as nearly equal as possible. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders, residents of Delaware or citizens of the United States. The stockholders shall, at each annual meeting or meeting held in place thereof, elect one class of directors. Except as herein provided with respect to vacancies, and except with respect to the initial directors, as set out in the Certificate of Incorporation, each Director shall hold office for three years and until his or her successor is elected and qualified. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining Directors, although more or less than a quorum, by a majority vote of such remaining directors may elect a successor or successors who shall hold office for the unexpired term.

Section 3.2.

Change in Number of Directors; Vacancies. The maximum number of directors may be increased by an amendment to these Bylaws adopted by a majority vote of the Board of Directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the Board of Directors or of the stockholders or otherwise, then the additional directors may be elected in the manner provided above for the filling of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.

Section 3.3.

Resignation. Any Director of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4.

Removal. Any Director or the entire Board of Directors may be removed, for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.5.

Place of Meeting and Books. The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

Section 3.6.

General Powers. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.7.

Executive Committee. There may be an executive committee of one or more Directors designated by resolution passed by a majority of the whole Board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Corporation as are provided by law and may authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

Section 3.8.

Other Committees. The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.9.

Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation or a dissolution or to amend the By-laws of the Corporation. Further, committees of the Board of Directors shall not have any power or authority to declare a dividend or to authorize the issuance of stock.

Section 3.10.

Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board as may be required by the Board.

Section 3.11.

Compensation of Directors. The Board of Directors shall have the power to fix the compensation of Directors and members of committees of the Board. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committees.

Section 3.12.

Annual Meeting. The Board of Directors may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise and no further notice of such meeting shall be necessary to the Directors (including the newly elected Directors) in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such Directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the Directors.

Section 3.13.

Regular Meetings. The annual meeting of the Board of Directors shall be held as soon as practicable following the adjournment of the annual meeting of stockholders upon notice from the President or any Vice President. Other regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Vermont as the Board may by vote determine from time to time, and, if so determined, no notice thereof need be given.

Section 3.14.

Special Meetings. Special meetings of the Board may be called by the Chair of the Board, if any, or the President, on two (2) days’ notice to each Director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the Directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more Directors.

Section 3.15.

Waiver of Notice. Attendance of Directors at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.16.

Quorum. At all meetings of the Board of Directors, a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Articles of Incorporation, or by these Bylaws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting to a definite date and place from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 3.17.

Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.18.

Action by Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a consent thereto is in writing, or by electronic transmission or transmissions and is signed by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 3.19.

Minutes and Records. Minutes of all meetings of Directors shall be taken by the Secretary or in his or her absence, by someone appointed by the presiding officer to take and authenticate the record of the meeting.

Section 3.20.

Fees. Each member of the Board of Directors including any salaried officer of the Corporation, shall receive, for attendance at meetings of the Board of Directors, a fee, as fixed from time to time by the Board of Directors.

Article IV – Officers

Section 4.1.

Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President, one or more Vice Presidents, a Treasurer and a Secretary (Clerk). The Directors may also elect, in their discretion, a Chair of the Board, a Vice Chair of the Board and a Chair of the Executive Committee if such a committee is established by the Board of Directors. The same person may hold more than one office except that the same person shall not be both President and Secretary, or President and Treasurer.

Section 4.2.

Time of Election. The officers above named, with the exception of the Secretary, shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. The Secretary of the Corporation shall be elected at the annual meeting, or at an adjourned or substituted annual meeting of the Directors, and shall hold office for one year and until his successor is elected and qualified. Nothing herein shall be deemed to restrict the power of the Board to discharge or remove any officer, and to fill the vacancy created thereby, at any time. None of said officers need be a Director.

Section 4.3.

Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.4.

Subordinate Officers. The Board of Directors may appoint such subordinate officers as the business of the Corporation may require, each of such officers to hold office at the pleasure of the Board, and to have such authority, and perform such duties as the Board of Directors may from time to time determine.

Section 4.5.

Terms of Office. Each officer of the corporation shall hold office until his or her successor is chosen and qualified, or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

Section 4.6.

Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or Secretary. Any such resignation shall be effective at the date of receipt of such notice or at any later date specified therein. Unless otherwise specified in said resignation, acceptance shall not be necessary to make it effective.

Section 4.7.

Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 4.8.

Chair of the Board. The Chair of the Board of Directors shall preside at all meetings of the stockholders and Directors, and shall have such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.9.

President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Corporation. Unless there is a Chair of the Board, the President shall preside at all meetings of Directors and stockholders. Under the supervision of the Board of Directors and of the executive committee, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The president shall perform and do all acts and things incident to the position of the President and other duties as may be lawfully assigned to him or her from time to time by the Board of Directors or the executive committee.

Section 4.10.

Vice Presidents. The Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, as designated by the Board of Directors, shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President. The Board of Directors or the executive committee may designate one of the Vice Presidents as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board and of the executive committee.

Section 4.11.

Treasurer. The Treasurer shall perform all the lawful duties incident to the office, and shall have the authority, and general powers and duties of management usually vested in and exercised by such officer. The Treasurer shall have such other powers and duties as may be lawfully prescribed from time to time by the Board of Directors.

Section 4.12.

Secretary. The Secretary shall perform all the lawful duties incident to the office and shall have the authority and general powers and duties of management usually vested in and exercised by such officer. He or she shall have other such duties as may be lawfully prescribed from time to time by the Board of Directors.

Section 4.13.

Assistant Secretary. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon his or her appointment shall perform such of the duties of the Secretary, and also any and all such other duties as the executive committee or the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

Section 4.14.

Assistant Treasurer. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon his or her appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the executive committee or the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

Section 4.15.

Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Article V – Stock

Section 5.1.

Amount. The amount of the capital stock of the Corporation shall be as fixed by the Articles of Incorporation and amendments thereto.

Article VI-Miscellaneous Management Provisions

Section 6.1.

Checks, Drafts and Notices.

All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer, or officers, agent or agents as the Board of Directors may designate.

Section 6.2.

Notices.

1.

Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by electronic transmission, telegram, orally, by telephone or in person.

2.

Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.3.

Authorization and Execution of Contracts.

The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined in specific instances.

Section 6.4.

Conflict of Interest.

No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, provided that the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum or provided that the contract or transaction is otherwise authorized in accordance with the laws of Delaware. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.5.

Voting of Securities Owned by this Corporation.

Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if present at such meeting, or, if absent, by the Treasurer of the Corporation if present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or written consent shall be executed in the name of the Corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

Article VII – Amendments

Section 7.1

Amendments.

The Bylaws of the Corporation may be altered, added to or repealed at any meeting of the stockholders by the vote of the holders of at least two-thirds of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Articles of Incorporation and of the laws of Delaware, provided notice of the proposed amendment, addition, alteration or repeal is mailed to each such holder at least ten days prior to such meeting. These Bylaws may also be amended, added to, altered or repealed at any regular or special meeting of the Board of Directors of the Corporation by a vote of at least two-thirds of those members present and voting provided notice of the proposed amendment, addition, alteration or repeal is mailed to each such holder at least ten days prior to such meeting. These Bylaws may also be amended, added to, altered or repealed at any regular or special meeting of the Board of Directors of the Corporation by a vote of at least two thirds of those members present and voting provided notice of the proposed amendment, addition, alteration or repeal is given to each Director in accordance with these Bylaws prior to such meeting.